Exhibit No. 99

News Release

Media Line: (410) 470-7433
www.constellation.com

Constellation Energy Nuclear Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE Home
Constellation Energy Projects & Services Group

Media Contacts:	Robert L. Gould
Debra Larsson
(410) 470-7433

Investor Contact:	Carim Khouzami
(410) 470-6440

Constellation Energy Reports Second Quarter 2009 Results

•                  Core businesses deliver strong operating performance

•                  Company substantially completes de-risking activities and improves net available liquidity

•                  Company increases earnings guidance to $3.10 to $3.30 per share in 2009; reaffirms guidance of $3.05 to $3.45 per share in 2010

BALTIMORE, July 31, 2009 - Constellation Energy (NYSE: CEG) today reported adjusted earnings of $1.08 per share for the second quarter of 2009, compared with adjusted earnings of $1.82 per share in the same period last year.  Adjusted earnings exclude the cumulative effects of changes in accounting principles, discontinued operations and special items (which are defined as significant items that are not related to our ongoing, underlying business or which distort comparability of results).  On a generally accepted accounting principles (GAAP) basis, the company reported earnings of $0.04 per share, compared with earnings of $0.95 per share in the second quarter of 2008. Second quarter 2009 GAAP results reflect negative impacts primarily associated with our divested international commodities, Houston-based gas trading, international uranium marketing and west power trading operations; merger and joint venture transaction costs; and the impairment of assets, the majority of which is related to the pending sale of our ownership interest in five dry bulk shipping vessels.

Constellation Energy increased earnings guidance for 2009 to $3.10 to $3.30 per share. The company reaffirmed earnings guidance for 2010 of $3.05 to $3.45 per share.

“Despite the difficult economic cycle, our core business units continue to deliver solid results, our liquidity position has improved markedly and we’ve made meaningful progress on our strategic realignment and pending nuclear joint venture with EDF Group,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy.  “Our generation fleet performed extremely well during the second quarter, with better-than-expected reliability and cost control. We continued to see strong margins in our wholesale and retail businesses during the quarter.  Our regulated utility, Baltimore Gas and Electric (BGE), has filed plans with Maryland officials for one of the most ambitious Smart Grid proposals in the nation.

“Also during the second quarter, we saw the prospects for new nuclear development continue to gain momentum,” Shattuck said. “UniStar Nuclear Energy, our joint venture with EDF Group, achieved an important milestone in the quarter with the issuance by the Maryland Public Service Commission (PSC) of a certificate of public convenience and necessity for a proposed unit 3 at our Calvert Cliffs Nuclear Power Plant.

“We believe that the strategic realignment we’re executing this year will improve the quality of our earnings mix in the near- and long-term and complement our long-term growth objective of being a clean-energy leader in a carbon-constrained economy,” said Shattuck.

The following tables summarize adjusted earnings per share and earnings per share reported in accordance with GAAP for the company’s business segments and provide a reconciliation to total company reported earnings.

EARNINGS PER COMMON SHARE

	Three Months Ended June 30,
	2009			2008
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
Baltimore Gas and Electric	$0.06	$0.06		$(0.60)	$0.09	(3)
Merchant Energy	0.02	1.03	(1)	1.56	1.74	(4)
Other Nonregulated	(0.04)	(0.01	)(2)	(0.01)	(0.01)
Diluted Earnings Per Share	$0.04	$1.08		$0.95	$1.82

* Unaudited.

Reported GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of net losses from operations being divested of $0.62 per share, addition of impairment losses and other costs of $0.34 per share, addition of merger termination and other strategic alternatives costs of $0.04 per share, and addition of workforce reduction costs of $0.01 per share.

(2) Addition of losses from UniStar of $0.02 per share and addition of impairment losses and other costs of $0.01 per share.

(3) Addition of earnings impact related to the Maryland settlement agreement of $0.70 per share and subtraction of effective tax rate impact related to Maryland settlement agreement of $0.01 per share.

(4) Addition of mark-to-market losses on certain non-qualifying hedges of $0.19 per share and subtraction of earnings from our synthetic fuel processing facilities of $0.01 per share.

(LOSS) EARNINGS PER COMMON SHARE

	Six Months Ended June 30,
	2009			2008
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
Baltimore Gas and Electric	$0.47	$0.47		$(0.19)	$0.46	(3)
Merchant Energy	(1.00)	1.37	(1)	1.95	2.30	(4)
Other Nonregulated	(0.05)	(0.01	)(2)	—	—
Diluted (Loss) Earnings Per Share	$(0.58)	$1.83		$1.76	$2.76

* Unaudited.

Reported GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of net losses from operations being divested of $1.55 per share, addition of impairment losses and other costs of $0.51 per share, addition of merger termination and other strategic alternatives costs of $0.28 per share, and addition of workforce reduction costs of $0.03 per share.

(2) Addition of losses from UniStar of $0.03 per share and addition of impairment losses and other costs of $0.01 per share.

(3) Addition of earnings impact related to the Maryland settlement agreement of $0.70 per share and subtraction of effective tax rate impact related to Maryland settlement agreement of $0.05 per share.

(4) Addition of mark-to-market losses on certain non-qualifying hedges of $0.38 per share and subtraction of earnings from our synthetic fuel processing facilities of $0.03 per share.

Baltimore Gas and Electric Company

BGE recorded adjusted earnings of 6 cents per share for the second quarter, as compared with 9 cents for the second quarter of 2008.  While demand was down in BGE’s service territory due to mild weather and a weaker economy, revenue decoupling helped to insulate the business.  The reduction in adjusted earnings per share as compared with 2008 was driven largely by an increase in the uncollectible accounts receivable reserve.

Merchant

Our Merchant segment recorded adjusted earnings of $1.03 per share, down 71 cents, compared with the second quarter of 2008, primarily driven by the absence of earnings in 2009 as a result of our reduction in trading activities and divested operations.  Offsetting these negative results was a strong performance by our Generation operation which increased $0.43 per share, as compared with the second quarter of 2008.  This increase is primarily due to higher margins and a reduced number of outage days.  Customer Supply remained flat as compared with the second quarter of 2008 as lower operating costs and earnings from the sale of wholesale contracts were offset by lower wholesale volumes.

Other negative impacts in the second quarter of 2009, as compared with the second quarter of 2008, primarily included higher interest expense and income taxes and dilution from incremental shares issued at the end of 2008 associated with the termination of the planned merger with MidAmerican Energy Holdings Company.

Financial Statements

The June 30, 2009, financial statements and supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS).  Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations, the impact of certain economic, non-qualifying hedges and synfuel earnings.  The mark-to-market impact of these hedges has been significant to reported results but economically neutral to the company in that offsetting gains or losses on underlying accrual positions will be recognized in the future.  Synfuel earnings have been excluded due to the potential for oil-price volatility to result in a difficult-to-forecast phase-out of tax credits.  Effective in 2009, we are no longer adjusting our reported GAAP EPS for synfuel earnings, due to the expiration of the tax credit, and non-qualifying hedges, which were related to activities conducted by our recently divested operations.

We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP.  We believe such a measure provides a picture of our results that is more comparable among periods, since it excludes the impact of items such as impairment losses, workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods.  However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item to be excluded from adjusted earnings).  This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so. In the past, the impact of special items has been material to our operating results computed in accordance with GAAP.  Our 2009 and 2010 guidance excludes the results of the UniStar Nuclear Energy joint venture and any impact from the operations and divestiture of our international commodities, Houston-based gas trading, international uranium marketing and west power trading operations, in addition to any other special items that may occur.  We note that such information is not in accordance with GAAP and should not be viewed as a substitute to GAAP information.

SEC Filings

The company plans to file its Form 10-Q for the three months ended June 30, 2009, on or about August 7, 2009.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934.  These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project.  For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including the disclosures set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call July 31, 2009

Constellation Energy will host a conference call at 8:30 a.m. (EDT) on July 31, 2009, to review the results.  To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m.  The international phone number is (773) 681-5899. The conference password is ENERGY.  A replay will be available approximately one hour after the end of the call by dialing (866) 425-0181 or (203) 369-0873 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site (www.constellation.com).  A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site shortly after the completion of the call.  The call will also be recorded and archived on the site.

About Constellation Energy

Constellation Energy (www.constellation.com) is a leading supplier of energy products and services to wholesale and retail electric and natural gas customers.  It owns a diversified fleet of generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity, and is among the leaders pursuing the development of new nuclear plants in the United States.  The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.  A FORTUNE 500 company headquartered in Baltimore, Constellation Energy had revenues of $19.8 billion in 2008.

Addendum — Amounts Excluded to Arrive at Adjusted EPS

	Three Months Ended June 30, 2009
	After-Tax Income (Expense) Impact
	($ millions)	(Per Share)

Operations Being Divested	$(123.8)	$(0.62)

Impairment Losses and Other Costs
Shipping joint venture	(59.0)	(0.30)
Nuclear decommissioning trust investments	(5.2)	(0.02)
Equity in Constellation Energy Partners (CEP), LLC	(1.5)	(0.01)
CEP Class D Shares	(3.2)	(0.01)
Other costs associated with divestitures	(1.6)	(0.01)
Total Impairment Losses and Other Costs	(70.5)	(0.35)

Merger Termination and Strategic Alternatives Costs	(9.2)	(0.04)

UniStar Nuclear Energy Results	(3.3)	(0.02)

Workforce Reduction Costs	(1.1)	(0.01)

Total Amounts Excluded to Arrive at Adjusted EPS	$(207.9)	$(1.04)

Operations Being Divested

Consistent with our 2009 earnings guidance, we have excluded the operating results from our international commodities, Houston-based gas trading, international uranium marketing and west power trading operations and the net losses on the sales of these operations.

Impairment Losses and Other Costs

•                  Shipping joint venture — In the second quarter of 2009, we decided that we would divest our 50 percent stake in a joint venture that owns and operates five dry bulk shipping vessels.  In conjunction with that decision, we recorded an “other than temporary” impairment charge.

•                  Nuclear decommissioning trust investments — As a result of a change in our estimated annual effective tax rate at June 30, 2009, we recorded an adjustment to the income tax benefit associated with the first quarter impairment of several securities held in our nuclear decommissioning trust funds.

•                  Equity in CEP — As a result of a change in our estimated annual effective tax rate at June 30, 2009, we recorded an adjustment to the income tax benefit associated with the first quarter impairment of our equity method investment in CEP.

•                  CEP Class D Shares — During the second quarter, we wrote-off the book value of an equity advance that we made in connection with the initial public offering of CEP based on an assessment that the likelihood of its recovery was considered to be remote.

•                  Other costs associated with divestitures — In connection with the divestiture of a majority of our international commodities and Houston-based gas trading operations, we recorded charges related to certain long-lived assets that ceased to be used as of June 30, 2009.

Merger Termination and Strategic Alternatives Costs

In the second quarter, we recorded additional costs associated with the EDF transaction, including the amortization of credit facility amendment fees that is classified as Interest Expense in our Consolidated Statements of Income (Loss).

UniStar Nuclear Energy Results

Consistent with our 2009 earnings guidance, we have excluded the operating results from UniStar Nuclear Energy as it remains in a development stage.

Workforce Reduction Costs

In the first quarter of 2009, we recorded charges in connection with certain workforce reductions, primarily in connection with the divestiture of a majority of our international commodities operation.  Second quarter activity primarily resulted from a change in our estimated annual effective tax rate at June 30, 2009, requiring us to adjust the income tax benefit associated with the first quarter charges.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$3,097.3	$4,124.3	$6,209.6	$7,836.2
Regulated electric revenues	655.7	448.7	1,462.5	1,158.0
Regulated gas revenues	111.1	183.1	495.4	574.1
Total revenues	3,864.1	4,756.1	8,167.5	9,568.3

Expenses
Fuel and purchased energy expenses	2,631.6	3,559.4	5,904.8	7,302.5
Operating expenses	561.2	711.5	1,142.9	1,301.6
Merger termination and strategic alternatives costs	4.0	—	46.3	—
Impairment losses and other costs	67.2	—	95.8	—
Workforce reduction costs	0.4	—	11.2	—
Depreciation, depletion, and amortization	148.9	141.9	297.5	290.2
Accretion of asset retirement obligations	18.2	17.0	36.1	33.6
Taxes other than income taxes	72.4	71.1	150.3	145.9
Total expenses	3,503.9	4,500.9	7,684.9	9,073.8
Net (Loss) Gain on Divestitures	(129.6)	76.5	(464.1)	91.5
Income from Operations	230.6	331.7	18.5	586.0
Other Income (Expense)	12.1	15.3	(15.4)	58.0
Fixed Charges
Interest expense	133.2	73.5	277.1	152.3
Interest capitalized and allowance for borrowed funds used during construction	(21.6)	(8.6)	(43.2)	(15.7)
Total fixed charges	111.6	64.9	233.9	136.6
Income (Loss) from Continuing Operations Before Income Taxes	131.1	282.1	(230.8)	507.4
Income Tax Expense (Benefit)	102.8	107.1	(139.4)	183.0
Net Income (Loss)	28.3	175.0	(91.4)	324.4
Less: Net Income Attributable to Noncontrolling Interests and BGE Preference Stock Dividends	20.2	3.5	24.0	7.2
Net Income (Loss) Applicable to Common Stock	$8.1	$171.5	$(115.4)	$317.2

Average Shares of Common Stock Outstanding - Basic	199.2	178.4	198.9	178.3
Average Shares of Common Stock Outstanding - Diluted	200.0	180.2	198.9	180.2

Earnings (Loss) Per Common Share - Basic	$0.04	$0.96	$(0.58)	$1.78

Earnings (Loss) Per Common Share - Diluted	$0.04	$0.95	$(0.58)	$1.76

Certain prior-period amounts have been reclassified to conform with the current period's presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2009	2008
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$961.6	$202.2
Accounts receivable (net of allowance for uncollectibles of $260.2 and $240.6, respectively)	2,429.2	3,389.9
Fuel stocks	310.2	717.9
Materials and supplies	222.3	224.5
Derivative assets	1,036.4	1,465.0
Unamortized energy contract assets	138.0	81.3
Restricted cash	26.0	1,030.5
Deferred income taxes	290.2	268.0
Other	199.5	815.5
Total current assets	5,613.4	8,194.8
Investments And Other Noncurrent Assets
Nuclear decommissioning trust funds	1,079.8	1,006.3
Other investments	333.6	421.0
Regulatory assets (net)	454.5	494.7
Goodwill	4.6	4.6
Derivative assets	747.2	851.8
Unamortized energy contract assets	223.9	173.1
Other	312.2	421.3
Total investments and other noncurrent assets	3,155.8	3,372.8
Property, Plant And Equipment
Nonregulated property, plant and equipment	9,252.2	8,866.2
Regulated property, plant and equipment	6,565.5	6,419.4
Nuclear fuel (net of amortization)	482.4	443.0
Accumulated depreciation	(5,111.9)	(5,012.1)
Net property, plant and equipment	11,188.2	10,716.5
Total Assets	$19,957.4	$22,284.1
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$339.9	$855.7
Current portion of long-term debt	1,830.6	2,591.5
Accounts payable and accrued liabilities	1,582.5	2,370.1
Customer deposits and collateral	114.9	120.3
Derivative liabilities	1,272.8	1,241.8
Unamortized energy contract liabilities	428.7	393.5
Accrued expenses	278.3	373.1
Other	456.6	514.2
Total current liabilities	6,304.3	8,460.2
Deferred Credits And Other Noncurrent Liabilities
Deferred income taxes	896.1	677.0
Asset retirement obligations	1,022.6	987.3
Derivative liabilities	937.5	1,115.0
Unamortized energy contract liabilities	853.7	906.4
Defined benefit obligations	1,061.3	1,354.3
Deferred investment tax credits	41.1	44.1
Other	256.0	249.6
Total deferred credits and other noncurrent liabilities	5,068.3	5,333.7
Long-Term Debt
Long-term debt of nonregulated businesses	4,413.2	5,467.0
Long-term debt of BGE	1,443.0	1,443.0
Rate stabilization securitization bonds of BGE	537.8	564.4
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(4.1)	(41.9)
Current portion of long-term debt	(1,830.6)	(2,591.5)
Total long-term debt	4,817.0	5,098.7
Equity
Common shareholders’ equity:
Common stock	3,191.5	3,164.5
Retained earnings	2,002.7	2,228.7
Accumulated other comprehensive loss	(1,662.3)	(2,211.8)
Total common shareholders’ equity	3,531.9	3,181.4
BGE preference stock not subject to mandatory redemption	190.0	190.0
Noncontrolling interests	45.9	20.1
Total equity	3,767.8	3,391.5
Total Liabilities And Equity	$19,957.4	$22,284.1

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Merchant Operating Statistics (Unaudited)

			Six Months Ended June 30,
			Oil &	Hydro &
	Nuclear	Coal	Gas	Renewables	Other	Total
Generation by Fuel Type (%)
2009	64.7	31.0	0.7	2.0	1.6	100.0
2008	61.6	33.7	0.2	3.0	1.5	100.0

Thousands of MWH
2009	15,860	7,609	165	502	382	24,518
2008	15,506	8,474	47	751	376	25,154

Utility Operating Statistics (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

ELECTRIC
Revenues (In Millions)
Residential	$423.4	$217.6	$983.1	$722.3
Commercial
Excluding Delivery Service Only	129.3	135.4	281.3	255.4
Delivery Service Only	60.6	55.3	117.8	107.4
Industrial
Excluding Delivery Service Only	7.7	7.4	15.7	13.6
Delivery Service Only	7.7	7.3	14.2	13.8
System Sales	628.7	423.0	1,412.1	1,112.5
Other	27.0	25.7	50.4	45.6
Total	$655.7	$448.7	$1,462.5	$1,158.1
Distribution Volumes (In Thousands) - MWH
Residential	2,677	2,813	6,311	6,511
Commercial
Excluding Delivery Service Only	947	946	1,992	1,846
Delivery Service Only	2,916	2,867	5,737	5,642
Industrial
Excluding Delivery Service Only	69	62	136	113
Delivery Service Only	737	793	1,392	1,548
Total	7,346	7,481	15,568	15,660
GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$57.4	$86.5	$309.2	$327.2
Delivery Service Only	3.6	3.4	11.1	10.7
Commercial
Excluding Delivery Service Only	15.2	29.9	88.6	99.0
Delivery Service Only	8.1	9.7	22.7	24.7
Industrial
Excluding Delivery Service Only	0.6	1.3	4.6	5.1
Delivery Service Only	3.1	3.8	7.5	7.9
System Sales	88.0	134.6	443.7	474.6
Off-System Sales	21.8	51.1	50.6	104.4
Other	1.9	2.4	4.3	5.5
Total	$111.7	$188.1	$498.6	$584.5
Distribution Volumes (In Thousands) - DTH
Residential
Excluding Delivery Service Only	4,303	4,215	23,624	22,163
Delivery Service Only	458	444	2,591	2,395
Commercial
Excluding Delivery Service Only	1,594	1,932	7,889	7,700
Delivery Service Only	4,661	6,118	15,035	16,628
Industrial
Excluding Delivery Service Only	74	92	429	426
Delivery Service Only	4,964	4,359	10,194	9,518
System Sales	16,054	17,160	59,762	58,830
Off-System Sales	5,530	4,176	10,733	9,420
Total	21,584	21,336	70,495	68,250

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating Degree Days (Calendar-Month Basis)

Heating Degree Days - Actual	503	510	3,058	2,839
- Normal	527	528	2,951	3,000
Cooling Degree Days - Actual	215	237	217	238
- Normal	235	234	238	238

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Six Months Ended
	June 30,
	2009	2008

Effective Tax Rate	60.4%	36.1%

Equity Investment In Nonregulated Businesses — End of Period (In Millions)	$1,936.6	$5,010.4

Equity Investment In Regulated Business — End of Period (In Millions)	$1,595.3	$1,440.7

Common Stock Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Common Stock Dividends - Per Share
—Declared	$0.2400	$0.4775	$0.4800	$0.9550
—Paid	$0.2400	$0.4775	$0.7175	$0.9125

Market Value Per Share
—High	$28.05	$94.62	$28.05	$107.97
—Low	$20.18	$78.74	$15.05	$78.74
—Close	$26.58	$82.10	$26.58	$82.10

Shares Outstanding—End of Period (In Millions)	200.5	178.5	200.5	178.5

Book Value per Share—End of Period	$17.62	$36.14	$17.62	$36.14